PRUDENTIAL                                                No.
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                                APPLICATION FOR
                           VARIABLE ANNUITY CONTRACT
                                       IN
                      PRUDENTIAL'S VARIABLE INVESTMENT PLAN

 Please make check payable to Prudential and mail the check and application to:
 The Prudential Insurance Company of America, P.O. Box 2925. Phoenix, AZ 85062

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1.   DESIGNATED ANNUITANT (Please Print)

Name____________________________________________________________________________
Address _________________________ City _________ State____________ Zip__________
Date of Birth _______ ______ ______ Sex [_] Male [_] Female Soc Sec #___ __ ____
               Month   Day    Year
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1A.CO-ANNUITANT (Please Print)

Name___________________________________ Relationship to Annuitant_______________
Address _____________________________ City ___________ State _____ Zip _________

Date of Birth _______ ______ ______ Sex [_] Male [_] Female Soc Sec #___ __ ____
               Month   Day    Year
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2.   CONTRACT OWNER (if different from the Designated Annuitant)

Name______________________________________________Soc Sec# or Tax ID#___ __ ____

Address _____________________________ City ___________ State _____ Zip _________
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3.   BENEFICIARY DESiGNATION

Primary __________________________

Relationship to |_| Annuitant               Date of
                |_| Co-Annuitant___________ Birth _______

Contingent_____________________________

Relationship to |_| Annuitant               Date of
_               |_| Co-Annuitant___________ Birth _______

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4.   INITIAL PURCHASE PAYMENT (minimum $1000):

                     $_____________________________________
                       (Make checks payable to Prudential)

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5.   INVESTMENT SELECTION--Select one or more subaccount(s);
     ($300 minimum for each subaccount selected):


[_]  Bond (001)                                    ______ %

[_]  Money Market (002)                            ______ %

[_]  Common Stock (003)                            ______ %

[_]  Aggressively Managed Flexible (004)           ______ %

[_]  Conservatively Managed Flexible (005)         ______ %

[_]  Other                                         ______ %

             TOTAL INVESTED                           100%
                                                   =======


Any future purchases will be allocated in the same percentage(s) as above unless specific instructions to change the allocations are submitted.

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6.   ANNUITY COMMENCEMENT DATE

Annuity payments to begin
on the first day of                                __________    ___________
                                                    Month          Year


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7.   Will the annuity applied for replace any existing annuity or life insurance?

     [_] Yes [_] No    If yes, please furnish details:

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8.   REMARKS OR SPECIAL REQUESTS

                            Supplementary Information
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NOTE: If unable to obtain an answer to D, E, and F, print "NR" (no response)
      immediately following the question and estimate the answer to the extent possible.
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1.   INFORMATION RELATING TO THE PURCHASER (To be Completed by Registered
     Representative)

A.   Occupation*________________________________________________________________
*If in the securities business, record the name and address of the employer here:

________________________________________________________________________________

B.   Marital Status ____________________________________________________________

C.   Number of Dependents ______________________________________________________

D.   Estimated Family Income____________________________________________________

E.   Estimated Amount of Family Investments and Savings_________________________

F.   Amount of Insurance Inforce on Purchaser's Life____________________________

G.   Source of Funds for this Investment________________________________________

H. Do you have, from any source, facts that the proposed Purchaser may replace or change any current insurance or annuity in any company? [_] Yes [_] No If Yes, please furnish details.

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2.   ACKNOWLEDGMENT OF PURCHASER

To the best of my knowledge and belief, my answers to the questions on this application are correct and true. I also understand that the Company reserves the right to reject any application or purchase payment. If this application is declined, there shall be no liability on the part of the Company and any purchase payments submitted shall be returned.

I understand that annuity payments and surrender values are based upon the investment experience of a separate account and are variable and are not guaranteed as to a fixed dollar amount.

Receipt of a current prospectus for a variable annuity contract of Prudential's Variable Investment Plan and a current prospectus for Prudential Series Fund, Inc. is hereby acknowledged.

SIGNED AT:________________________________    __________________________________
                     (State)                             (Date)

SIGNATURE(S)______________________________    __________________________________
                (Designated Annuitant)           (Co-Annuitant, if applicable)

            ______________________________    WITNESS__________________________
                 (Owner, if applicable)             (Registered Representative)

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To be Completed by Registered Representative



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Region    Office Code       Office                 Detached Office

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         NAME -- Please Print        CONTRACT NO.       Title

Issue to
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__% Credit to                                                        OFF. CODE
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PHONE NO. (    )
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